                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                           DURING THE PAST SIXTY DAYS
                           --------------------------

Settlement       By          For the     Quantity      Price     Type of Trade   Broker
  Date       -----------   Account of    ---------      per      -------------   ------
----------                 -----------                 Share
                                                     ---------
---------------------------------------------------------------------------------------
  12/23/97   BVF           Partners        15,000      $8.8750   Purchase        COWN
---------------------------------------------------------------------------------------
  12/23/97   ILL10         Partners         8,000      $8.8750   Purchase        COWN
---------------------------------------------------------------------------------------
  12/23/97   PAL           Partners         4,000      $8.8750   Purchase        COWN
---------------------------------------------------------------------------------------
  12/23/97   ZPG           Partners         3,000      $8.8750   Purchase        COWN
---------------------------------------------------------------------------------------
  12/23/97   BVF Ltd.      Partners        30,000      $8.8750   Purchase        COWN
---------------------------------------------------------------------------------------
  02/11/98   BVF Ltd       Partners        (7,300)     $7.1875   Sale            INET
---------------------------------------------------------------------------------------
  02/11/98   BVF Ltd.      Partners        45,000      $7.3056   Purchase        COWN
---------------------------------------------------------------------------------------
  02/20/98   BVF           Partners        60,000      $7.6250   Purchase        COWN
---------------------------------------------------------------------------------------
  02/20/98   BVF Ltd.      Partners        40,000      $7.6250   Purchase        COWN
---------------------------------------------------------------------------------------


     INET  =    Instinet
     COWN  =    Cowen & Company